EXHIBIT 10.2


                    ASSET PURCHASE AGREEMENT


          THIS AGREEMENT, made and entered into as of the 24th day of March, 1997, by and among LIBERTY DISPOSAL, INC., JOHN M. HARPOOTIAN, Trustee, THE LIBERTY DISPOSAL, INC. CHARITABLE
REMAINDER ANNUITY TRUST   1997 (collectively  "Seller") and
AMERICAN DISPOSAL SERVICES OF MISSOURI, INC., an Oklahoma corporation ("Buyer").


                         W I T N E S S E T H:


          WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase Seller's tangible assets as set forth on
Schedule 3(a), all contractual rights, accounts receivable, customer lists maintained by Seller in connection with its trash collection operations (the "Business"), the name Liberty Disposal, Inc. and all goodwill associated therewith as more specifically described in paragraph 3 below (the "Assets"), and Seller desires to grant to Buyer and Buyer desires to acquire from seller a covenant not to compete for a period of five (5) years, all upon the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, it is hereby mutually agreed as follows:

          1. Seller's Warranties and Representations. To induce the making of the transaction hereinafter provided for, Seller represents and warrants as follows:

          (a) Financial Materials. Seller has heretofore delivered to Buyer sales and expenses information with respect to periods prior to December 31, 1996 (the "Balance Sheet Date") of its trash collection and disposal operations which are complete, true and accurate in all material respects, and which are attached hereto on Schedule 1(a). Seller will deliver to Buyer a compilation financial statement prepared by Anthony J. Damiani, Inc. for the Seller for the period ending March 31, 1997, which shall contain a balance sheet and income and expense statement, which financial statement shall be complete, true and accurate in all material respects.

          (b) Title to Assets and Absence of Encumbrances. Except as set forth on Schedule 1 (b), Seller owns, and on the Closing Date will own and have good and marketable title to, the Assets, such assets to be free and clear of all liens and encumbrances of every kind and nature as of the Closing Date, including, without limitation, any liabilities related to unpaid sales tax, use tax, or bulk sales tax. Seller has not entered into any contract to sell, mortgage, or otherwise encumber any of the Assets except in the ordinary course of business, and there are not, and at the time of closing will not be, any judgments, tax liens, other liens, actions or proceedings in any court against such assets or property other than as itemized on
Schedule 1(b) attached. Seller has not received any notice of violation of any laws, regulations, ordinances or other laws, regulations or requirements relating to the operation of the Business or the Assets.

          (c) Operating Condition. To the best of Seller's knowledge, all containers, equipment and other tangible assets being sold hereunder are in operating condition, subject only to normal wear and tear thereof.

          (d)  Conduct of Business.  Since the Balance Sheet
Date, there has not been:

               (i)  Any adverse change in the condition
(financial or other) of the trash collection and disposal business of Seller, except changes in the ordinary course of business, none of which has had a material effect on Seller;

               (ii) Any damage, destruction or loss (whether or not covered by insurance) materially or adversely affecting the Assets or the Business;

               (iii)     Any sale of inventory, containers,
equipment and other assets other than in the ordinary course of business; or

               (iv) Any other occurrence, event or condition which materially adversely affects or may materially adversely affect the Business or the Assets.

          (e) Seller's Records. Seller will make available to Buyer all of its trash service business records, including specifically, but not exclusively, accounts receivable and sales and gross profit records showing details concerning purchases and payments by customers, payroll and workers compensation records. Buyer agrees to use such information only for the express purpose of Buyer's Diligence as hereinafter defined and will maintain such information in a confidential manner, consistent with the provisions of the Letter of Intent executed by the parties hereto on December 18, 1996.

          (f)  Contracts; Deposits.  Except as disclosed on
Schedule 1(f) (the "Business Contracts"), neither Seller nor any agent or employee of Seller is a party to any contract, agreement or arrangement, whether written or otherwise, which relates to the Business and (i) provides for Seller providing trash collection services to any other person, (ii) provides for any person to provide to Seller services or supplies, inventory, equipment or other goods, (iii) is an employment contract or otherwise provides for the paying of any salary, bonus or benefit to any employee, (iv) which is a lease or sublease with respect to any real or personal property, whether as lessor or lessee,
(v) is an advertising contract or contract for public relation services or (vi) which is not terminable without cost or other liability at will. Except as disclosed on Schedule 1(k) regarding consent to assignment of contracts, neither Seller nor any agent or employee of Seller is a party to any contract, license agreement, or restriction, whether written or otherwise, which limits or restricts the sale, lease or use of the Assets. Seller does not have any arrangements, commitments or undertakings with any customers or suppliers which requires any special undertakings, commitments or efforts on the part of Seller or which do not permit Seller from billing for Seller's services at Seller's going rates. Without limiting the generality of the foregoing, Seller is under no obligation to provide and has not provided any bags, containers or equipment (other than those included in the Assets) or any additional or reduced rate collection times to any of its customers. Seller has provided to Buyer a current pick up schedule for Seller's customers. There have been no statements, notices, threats or other indications that the validity, enforceability or term of any of the Business Contracts may be challenged, questioned or otherwise adversely affected. There exists no condition or event which, after notice or lapse of time or both, would constitute a default under any of the Business Contracts. Seller has not received and is not obligated to pay or refund to any customer any deposits, security deposits or prepaid amounts (except as accounted for pursuant to paragraph 5, below).

          (g) Customer List. Seller will provide to Buyer prior to closing a Schedule 1 (g) list of its principal customers in its trash collection and disposal service operations and a description of all contracts under which such services are performed. Such list provided on Schedule 1 (g) will be true and accurate as of the date set forth on such list and Seller has not received any notice in writing that any customer listed will not continue as a customer of Buyer after the closing.

          (h) Business. Seller shall use its best efforts to maintain the goodwill of Seller's suppliers, customers and others having business relations with Seller.

          (i) Adequacy of Rights. Other than the rights and assets to be conveyed pursuant to this Agreement, no additional franchises, licenses or other rights to trade names or trademarks are necessary for Buyer to effectively use and sell the Assets and conduct the Business previously conducted by Seller.

          (j) Authority Relative to this Agreement. Seller has full and requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.

          (k) No Conflicts. Except as disclosed on Schedule 1(k) hereto, neither the execution, delivery nor performance of this Agreement will violate any law, statute, rule or regulation of any governmental agency or authority, nor will conflict with or result in a breach of, or constitute a default under, any term, condition or provision of any judgment, order, injunction or decree, any permit, Business Contract or any agreement or instrument to which Seller is a party or by which it or any of the Assets are bound, nor result in the creation of any lien, charge or encumbrance of any of the Assets. Buyer agrees that it will obtain legal advice concerning the applicability of the Hart Scott Rodino Antitrust Improvements Act of 1976 to this transaction, and Buyer acknowledges and agrees that Seller makes no representation hereunder with respect to the applicability of the Hart Scott Rodino Anti trust Improvements Act of 1976 to this transaction.

          (l)  Accounts Receivable.  The accounts receivable of
Seller have arisen in bona fide transactions in the ordinary course of business.

          (m) Environmental Matters. Except as specifically outlined on Schedule 1(m), the following statements are true and correct:

               (i)  In connection with the use, ownership,
condition or operation of the Business and the Assets, Seller and each person or entity owning or having owned any interest (lease hold, fee or otherwise) in, or operating or having operated, the Assets, has complied in all material respects with all laws, ordinances, permits, orders, statutes, rules, permitting and licensing requirements, determinations and regulations promulgated or issued or applied by any municipal, local, city, county, state or federal court, agency, board, legislature, commission or other legislative, judicial, administrative or regulatory body ("Governmental Body") relating to the protection of the environment (including, without limitation, ambient air, surface water, groundwater and land, natural resources, wildlife or human health) ("Environmental Laws") (including, without limitation, all Environmental Laws concerning (i) emissions, discharges, spills, leaks, releases or threatened releases ("Releases") of petroleum (including, without limitation, oil, used oil, waste oil, gasoline, constituents thereof and petroleum based fuels), petroleum by products, petroleum wastes, petroleum contaminated soils, salt water, asbestos, wastes associated with oil and gas drilling, exploration and production activities, pollutants, contaminants, deleterious substances, chemicals, special waste, or radioactive substances and materials, or "hazardous substances," "toxic substances," or "hazardous wastes," as those terms are defined in any Environmental Law (hereinafter individually and collectively called "Pollutants"), into the environment, or (ii) the production, manufacture, processing, distribution, generation, use, treatment, storage, disposal, transportation, or handling of Pollutants), in connection with which the failure to comply could reasonably be expected to result in the Seller or Buyer incurring an expense, cost, loss or liability of more than $5,000 individually or in the aggregate.

               (ii) Seller is not aware, and has not received notice from any Governmental Body, person or entity, of any Release, event, condition, circumstance, activity, practice or incident concerning the Business or the Assets that (i) may interfere with or prevent compliance or continued compliance by the Company with any Environmental Law, (ii) may give rise to or result in any common law or other liability of Seller or Buyer to any person, entity or Governmental Body for damage or injury to natural resources, wildlife, human health or the environment, or
(iii) could reasonably be expected to result in Seller or Buyer incurring an expense, cost, loss or liability of more than $5,000 individually or in the aggregate.

               (iii)     There is no civil, criminal, or
administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation, proceeding, injunction, writ, restricting order or other order of any nature pending or threatened against the Seller, or any present or former owner of any interest in, or operator of, the Assets respecting the maintenance of a nuisance, or the violation of any Environmental Law, or any duty arising at common law to any person, entity or Governmental Body.

               (iv) There is not now and there has never been, any underground tank or container situated in, at or on any premises owned or operated by Seller which was used to store or as a container for any Pollutant. Aboveground tanks are identified on Schedule 1(m).

               (v) Seller has obtained or has taken appropriate steps, as required by Environmental Laws, to obtain all environmental, health and safety permits necessary for his operations as currently conducted, all such permits are in good standing, and Seller is currently in compliance with all terms and conditions of such permits.

          (n) Revenue. The average monthly revenue of Seller from the Business has been at least $583,000.00 during the immediately preceding 6 months. The average monthly revenue collected from the Business as defined during the three months of May, June and July immediately following the Closing Date (the "Test Period") shall be at least $550,000.00 (the "Guaranteed
Revenue").   At Seller's option the Test Period may be extended
up to an additional three months, through October 31, 1997. If actual average monthly revenue collected from the Business for work during the Test Period, or the Test Period as extended, is less than Guaranteed Revenue and the average monthly deficiency is attributable to:

               (i)  a material change in service by Buyer; or

               (ii) any increase in pricing,

then Guaranteed Revenue shall be reduced by the amount of the average monthly deficiency ("Adjusted Guaranteed Revenue"). If actual average monthly revenue from the Business as defined herein for the Test Period is less than Guaranteed Revenue or Adjusted Guaranteed Revenue, then an amount equal to 20 times the average monthly deficiency shall be deemed to be Buyer's loss, damage or expense resulting from Seller's breach of this representation and warranty.

For purposes of this Paragraph 1(n) the Seller and Buyer agree that during the Test Period,

               (iii) all of the Business of Seller and Buyer doing business as T&J Container Systems ("T&J") will be kept separate, however, if Seller opts to extend the Test Period pursuant to this Paragraph 1(n), then Buyer may consolidate the Business of Seller with that of T&J during the extended Test Period (August, September and October, 1997). Notwithstanding the foregoing, Buyer shall put in place its own insurance coverage during the Test Period and further, Buyer shall deposit all monies collected from the Business into Buyer's banking account and shall pay all accounts payable out of Buyer's banking account. In other words, all cash deposits and accounts payable will be converted to Buyer's accounting systems as of the Closing Date.

               (iv) If Buyer doing business as T&J disposes of construction and demolition material at Seller's processing facility, Buyer shall credit Seller at the agreed upon price of thirty five dollars ($35.00) per ton and such revenues will be included in computing Seller's actual average monthly revenue for purposes of meeting the Guaranteed Revenue amount;

               (v)  If accounts receivable attributable to
municipal contracts for North Providence, East Providence, Warren, Somerset and Swansea have not been collected during the Test Period but Seller verifies that such municipality(ies) have been billed, then the revenues attributable to such municipal contract(s) will be included in computing Seller's actual average monthly revenue for purposes of meeting the Guaranteed Revenue amount.

               (vi) All of Seller's customers will be invoiced on Seller's existing invoice stock, utilizing Seller's computerized billing system as it exists on the Closing Date;

               (vii)     Seller's telephone lines will be
maintained separately from Buyer doing business as T&J and any person calling Seller's existing telephone number for new or additional service will be included in computing Seller's actual average monthly revenue for purposes of meeting the Guaranteed Revenue amount. However, notwithstanding the foregoing, any new customer of Seller which is an existing customer of Buyer as of the Closing Date shall not be included in computing Seller's actual average monthly revenue, and conversely any new customer of Buyer which is an existing customer of Seller as of the Closing Date shall be included in computing Seller's actual average monthly revenue.

               (viii) Except as legally required, during the Test Period (and any extension thereof) Buyer will not disclose to the general public through a press release or other public announcement its acquisition of assets of Seller. However, Buyer shall be entitled any time on or after the Closing Date to make any and all submissions of information which are either legally required, or are necessary in Buyer's sole opinion, to any governmental body including but not limited to the Securities Exchange Commission.

               (ix) During the Test Period Seller and Buyer agree that no short term (less than one year) work which is priced below the pricing floors outlined on the price list attached as
Schedule 1 (n) (ix) will be included in computing Seller's actual average monthly revenue for purposes of meeting the Guaranteed Revenue amount, unless consented to by Buyer.

          2. Buyer's Warranties and Representations. To induce the making of this transaction hereinafter provided for, Buyer represents and warrants as follows:

          (a) Corporation. Buyer (i) is a corporation duly organized validly existing and in good standing under the laws of the State of Oklahoma, (ii) is authorized to transact business in the State of Rhode Island and (iii) has the corporate power and authority to purchase the property being sold hereunder.

          (b) Compliance with Laws. The execution, delivery and performance of this Agreement by the Buyer including, without limitation, the purchase and acceptance contemplated hereby have been or will be prior to closing duly and effectively authorized by Buyer's Board of Directors and do not and will not violate the Hart Scott Rodino Antitrust Improvements Act of 1976 or any provision of any judicial or governmental decree, order or judgement or conflict with or result in a breach or constitute a default under, the Certificate of Incorporation or Bylaws of Buyer. In addition the execution, delivery and performance of this Agreement will not violate any law, statute, rule or regulation of any agency or governmental authority which is applicable to Buyer prior to the Closing Date, and will not conflict with, breach or constitute an event of default under any judgment, order, injunction, decree, permit, contract, agreement or instrument to which the Buyer is a party prior to the Closing Date.

          3. Purchase and Sale. Subject to and upon the terms and conditions hereinafter set forth, Seller hereby agrees to sell, transfer, convey and assign to Buyer pursuant to the Assignment and Bill of Sale attached hereto as Exhibit A, and the Assignment of Business Contracts attached hereto as Exhibit B, and Buyer agrees to purchase from Seller, all of the following described Assets:

          (a) The equipment and other operating assets described on Schedule 3(a), together with approximately 2,014 containers and 39 compactors, which shall be identified on a revised
Schedule 3(a) to be delivered by Seller to Buyer at Closing.

          (b) The Accounts Receivable of Seller determined in accordance with Paragraph 6(a).

          (c) The Business Contracts, customer lists, business property, the name "Liberty Disposal, Inc.", and all other contract rights, intangible assets and the goodwill associated with any of the foregoing used or useful in the Business and all records, documents and all information in Seller's possession as may be reasonably necessary to enable Buyer to efficiently use the Assets.

               Buyer does not intend to purchase any interest in, and the term "Assets" shall not include, Seller's employee benefit plans, cash or equivalents, certificates of deposits,
income tax refunds or real property.   Buyer shall not assume and
Seller expressly agrees to retain and satisfy, any liability or obligation of Seller which arises directly or indirectly out of acts or omissions of the Seller prior to the Closing. Other than as specifically and expressly assumed in writing by Buyer, and identified on Schedule 3(c), Buyer shall not assume and Seller expressly agrees to retain and satisfy any liability or obligation of Seller arising prior to or after the Closing.

          4. Consideration for Such Purchase Sale. As and for the purchase price of the Assets and for the covenant not to compete, Buyer agrees to pay, and Seller agrees to accept same:

          (a)   For the Assets described in Paragraph 3(a),
$2,600,000.00, unless adjusted pursuant to Schedule 4(a).

          (b) For the Accounts Receivable, the AR Amount as determined and adjusted in accordance with Paragraph 6.

          (c)  For the Assets described in Paragraph 3(c),
$11,800,000.00, plus monthly purchase price payments of $12,500 per month for 24 months subject to termination in accordance with the terms and conditions of Schedule 12 attached.

          (d) For the covenant not to compete provided for in Paragraph 8 $100,000.00.

          (e) For the approved capital expenditures and prorated truck registration payments, that amount identified on Schedule
4(e).

          5. Holdback. The purchase price specified in Paragraph 4 above for the Assets and the covenant not to compete shall be paid to Seller as follows:

          (a) Eleven million, six hundred thousand dollars ($11,600,000.00) plus the AR Amount plus those additional amounts identified on Schedule 4(e) for approved capital expenditures and truck registration payments shall be paid in cash to Seller at Closing.

          (b) Two million, nine hundred thousand dollars ($2,900,000.00) shall be held in an Escrow Account established by Seller and Buyer in Rhode Island (the "Holdback") for a period of 120 days from the Effective Date or for a period of 30 days beyond the end of the Test Period if Seller opts to extend the Test Period under Paragraph 1(n), or as provided in paragraph 5(c) or 5(d) below to protect Buyer against breach of any of Seller's warranties, representations and covenants, specifically including but not limited to, those relating to Accounts Receivable.

          (c) The Holdback amount shall be returned to Seller as follows:

               (i) if Buyer makes no claim of breach of any of Seller's representations, warranties or covenants, then the Holdback shall be paid in full in cash to Seller within one hundred and twenty days of the Effective Date, or no later than thirty (30) days beyond the end of the Test Period if Seller opts to extend the Test Period under Paragraph 1(n).

               (ii) if Buyer asserts there has been a breach of any of Seller's representations, warranties or covenants, then Buyer shall notify Seller in writing setting forth the nature of the breach and/or the amount of loss, damage, cost or expense, which amount shall remain in the Holdback until the dispute is resolved. A claim by Buyer against the Holdback must total at least five thousand dollars ($5,000.00) in the aggregate before Buyer shall notify Seller, however, once Buyer's claim(s) total at least five thousand dollars ($5,000.00) in the aggregate, then Seller shall be liable for the full amount of such claim(s) and not just for the incremental amount above $5,000.00. The amount of the Holdback which is not in dispute shall be returned to Seller pursuant to paragraph 5(c)(i) above. The balance of the Holdback shall be returned to Seller on the date on which any unresolved claim asserted by Buyer against Seller is finally resolved.

               (iii) if Seller disputes Buyer's assertion of breach or loss or damage, then Seller shall notify Buyer of the dispute in writing. The parties shall then negotiate in good faith to resolve the dispute within a thirty (30) day period following Seller's notice to Buyer. If the dispute is not resolved within the thirty (30) day period, then both parties reserve all their rights and remedies to resolve the matter.


          (d) The Holdback amount shall be deposited in an Escrow account created by the Seller at a bank located in Rhode
Island and approved by the Buyer subject to the following terms, conditions and restrictions:

               (i) the term of the Escrow shall extend at a minimum to a date one hundred and twenty (120) days from the Effective Date, or to a date thirty days from the end of the Test Period if Seller opts to extend the Test Period under Paragraph 1(n), and shall terminate on such date if none of the Holdback amount is in dispute, at which time all funds in the Escrow which are not subject to an unresolved claim of the Buyer, shall be distributed to the Seller;

               (ii) if the Buyer makes a claim, it shall be satisfied from the Holdback amount in the Escrow account as soon as it is authorized by the parties;

               (iii) no withdrawals or distributions shall be made from the Escrow account without the written authorization of Seller and Buyer, neither of which shall unreasonably withhold the same;

               (iv) when all funds have been fully and completely distributed, the Escrow account shall automatically terminate.


          6.   Determination of Accounts Receivable; Prepaids.

          (a) As used herein, "Accounts Receivable" means those accounts receivable of Seller attributable to the Business; provided, however, Accounts Receivable shall not include: (i) any accounts which are more than ninety (90) days past due on the Closing Date, or (ii) any accounts no longer serviced by Seller. Seller shall provide Buyer with an Accounts Receivable aging schedule dated immediately prior to the Closing Date. The aging schedule will identify Accounts Receivable for work performed in March, 1997 as 30 days past due, work performed in February, 1997 as 60 days past due and work performed in January, 1997 as 90 days past due.

          (b) Buyer shall collect on all Accounts Receivable in the ordinary course of business. In furtherance of the foregoing, checks and other payments received by the Buyer after the Closing Date shall be applied as received to the oldest outstanding balance of the Accounts Receivable. Buyer shall be under no obligation to institute any legal proceedings or otherwise take any action to collect accounts receivable not purchased from Seller if it would require the Buyer to make any out of pocket expenditures. However, on a twice monthly basis the Buyer shall remit to Seller any amounts collected which are in excess of Accounts Receivable and are therefore attributable to those accounts receivable of Seller which were not purchased by Buyer, minus any undisputed accounts payable incurred by the Seller prior to the Closing Date, along with a description of the accounts paid. Seller shall be entitled to pursue by all lawful methods or actions any of Seller's uncollected accounts receivable which were not purchased by Buyer. The purchase price for the Accounts Receivable purchased hereunder shall be 85% of their aggregate face value minus any amounts of the Accounts Receivable which are attributable to services to be rendered by Buyer on or after the Closing Date (collectively, the "AR Amount").

          (c) It is understood and agreed that any amounts which have been received by Seller from any customers which are to be serviced by Buyer and which are attributable to periods on or after the Closing Date shall be pro rated and the portion attributable to such post closing periods shall be paid by Seller to Buyer ("Prepaid Amounts"). At Closing Seller shall deliver to Buyer a schedule of the Prepaid Amounts as of the close of business the day immediately preceding closing (detailing by customer the amount received and the time period covered thereby). For purposes of the payment to Seller at Closing, the Prepaid Amount shall be deducted from the AR Amount.

          7.   Creditors: Diligence.

          (a) Seller acknowledges that Buyer may conduct business with some or all of Seller's trade creditors and that it could interfere with Buyer's business if such parties are not paid. Seller agrees that it will, within any grace periods provided by Seller's creditors, cause all trade creditors to be paid in full. Seller may, in good faith, dispute any amounts claimed to be owed to such creditors. Seller shall furnish to Buyer such information about Seller's creditors as Buyer may reasonably request. At least ten (10) days prior to Closing, Seller shall furnish a list of its existing creditors and the amounts owed. Such list shall include any contingent liabilities and disputed amounts.

          (b) Seller shall allow Buyer at its own expense, during regular business hours through Buyer's employees, agents and representatives, to make such investigation of the business, properties, books and records of Seller, and to conduct such examination of the condition of the Assets and Seller's business as Buyer deems necessary or advisable to familiarize itself further with such business, properties, books, records, condition and other matters, to verify the representations and warranties of Seller hereunder ("Buyer's Diligence"). Buyer's Diligence may include the performance of an environmental audit by persons chosen by Buyer. Without limiting the scope of this provision, it is understood that Buyer will conduct an audit of the Assets and operations of Seller, will verify that the historical revenues from the operations of Seller are at least $583,000.00 per month, that there are no liens, claims or encumbrances on any of the Assets, that the Assets and operations of Seller are generally suitable to Buyer and that Buyer can expect the existing customers of Seller to continue with Buyer after Closing. Seller agrees to cooperate fully in Buyer's conduct of a financial audit and further agrees to provide Buyer with whatever help may be necessary, including the assistance of both its employees and its independent public accountant to facilitate conclusion of Buyer's financial audit as soon as possible.
Seller acknowledges that time is of the essence in the conduct of the audit. Seller hereby consents to the release by any governmental body, agency, commission, department, or other governmental entity of any and all information concerning Seller, its business and the Assets.

          8. Covenant Not to Compete. Seller and Joseph L. Vinagro will deliver to Buyer at Closing a separate agreement whereby Seller and Joseph L. Vinagro will covenant and agree with Buyer, for the benefit of Buyer, its successors and assigns, that Seller and Joseph L. Vinagro will not, without the written consent of Buyer for the period commencing on the date of Closing and ending five (5) years from such date, engage or be interested, directly or indirectly, whether alone or together with or on behalf of or through any other person, firm, association, trust, venture or corporation whether as partner, stockholder, agent, officer, director, employee, technical adviser, lender, trustee, beneficiary or otherwise, in any phase of the solid waste collection, recycling and disposal business.

          The term "engage or be interested" directly or indirectly, as used herein, shall include giving advice or technical or financial assistance, by loan, guarantee, stock transactions or in any other manner to any person, firm, association, trust, venture or corporation, doing such trash collection or disposal service in a geographic area comprising a 75 mile radius from the center of Johnston, Rhode Island.

          9. Filing of Fictitious Name. If Buyer chooses to operate the Business under the name "Liberty Disposal, " Buyer shall either file an application for use of such fictitious name, or incorporate a subsidiary using such name, with the Secretary of State of Rhode Island to be effective on the Closing Date. Seller shall not operate the Business, or operate any business or other activity under the name "Liberty Disposal, Inc." or similar name on or after the Closing Date, unless otherwise permitted in writing by Buyer.

          10. Conditions of Buyer to Closing. All obligations of Buyer under this Agreement are subject to fulfillment of each of the following conditions:

          (a) The representations and warranties of Seller contained in the Agreement or in any certificate or document delivered pursuant hereto or in connection with the transaction contemplated hereby, shall be true and correct on and as of closing date as though such representations and warranties were made on and as of such date, and Seller shall have complied with all of its covenants and agreements herein. At Closing, Seller shall deliver to Buyer a certificate that the foregoing is true and correct.

          (b) Buyer shall have been given unfettered opportunity to review Seller's books and records and conduct Buyer's
Diligence including completion of a 1995 and 1996 financial audit by March 31, 1997.

          (c) Between December 31, 1996 and the date of Closing, there will not have been any materially adverse change in the Assets, the Business or the business prospects of the Business.

          (d) No claim, action, suit or proceedings shall be pending or threatened against Seller or Buyer, which, if adversely determined, would prevent or hinder the consummation of the transaction and other actions contemplated hereby or result in the payment of substantial damages as a result of such transaction and actions.

          (e)  Between December 31, 1996  and the date of
Closing, Seller shall have operated the Business in a manner consistent with past practices and made no material change in Seller's operations.

          (f) Seller shall deliver releases of all security interests covering the Assets being purchased by Buyer hereunder.

          (g) Seller shall deliver all necessary assignments of the Business Contracts.

          (h) Seller, Joseph L. Vinagro and Buyer shall have entered into a Covenant Not to Compete as contemplated by Paragraph 8 and substantially in the form of Exhibit C.

          (i) Buyer shall have reached a satisfactory conclusion of its due diligence review (its Diligence) and Buyer shall have made a finding, in its sole opinion, of no legal, environmental, financial or operational conditions which would prohibit or impede Buyer's operation of Liberty Disposal, Inc. after Closing.

          (j) Buyer shall have received approval from its Board of the proposed transaction, and if required, approval from the Federal Trade Commission with respect to the Hart Scott Rodino
Antitrust Improvements Act of 1976.

          (k) Buyer and Seller shall have received approval or consent as required for assignment of Swansea, Mass., Warren, RI, East Providence, RI, Somerset, Mass., North Providence, RI, and Little Compton, RI municipal contracts and the contract with the Solid Waste Management Corporation as described on Schedule 1(f) of Seller on terms and conditions acceptable to Buyer.

          (l) Buyer shall have entered an employment agreement with Joseph L. Vinagro on terms and conditions mutually acceptable as shown on attached Schedule 10(l).

          (m)  Buyer shall have raised sufficient equity to pay
Seller the Purchase Price in accordance with paragraph 4 and 5 of this Agreement by the Closing Date.

          11.  Conditions of Seller Closing.  All obligations of
Seller under this Agreement are subject to fulfillment of each of the following conditions:

          (a) The representations and warranties of Buyer contained in the Agreement or in any certificate or document pursuant to the direction hereof or in connection with the transaction contemplated hereby, shall be true and correct on and as of Closing Date as though such representations and warranties were made on and as of such date, and Buyer shall have fully and completely satisfied and performed all of its duties, obligations and covenants set forth in this Agreement.

          (b) No claim, action, suit or proceedings shall be pending or threatened against Seller or Buyer, which, if adversely determined, would prevent or hinder the consummation of the transaction and other actions contemplated hereby or result in the payment of substantial damages as a result of such transaction and actions.


          (c) Buyer shall offer those key employees of Seller identified on attached Schedule 11(c) employment for two years from the Effective Date on terms which continue those terms in place as of December 16, 1996, except that, with respect to those employees of Seller who have enjoyed free health insurance benefits, Buyer shall offer a salary adjustment to compensate such employees for health insurance premiums payable under Buyer's health insurance plan after the Effective Date. In addition, Buyer shall offer Joseph R. Vinagro, Anthony Vinagro, Lisa Leonard and Cheri Riccio employment on those terms and conditions outlined in the attached Employment Agreements which are also identified as Schedule 11(c).

          12. Transition Period. Buyer shall have the right to occupy Seller's premises at 116 Shun Pike in Johnston, Rhode Island during the transition period following the Closing Date under those terms and conditions outlined in the Transition Period Agreement attached hereto as Schedule 12. Such occupancy by Buyer shall not exceed a transition period of twenty four months. Buyer shall give Seller sixty (60) days advance notice of its intention to terminate occupancy of Seller's premises. During the transition period and thereafter Seller shall retain all liabilities, obligations, contracts or commitments of Seller as outlined in Section 17 of this Agreement. Buyer shall be liable for payment of real estate taxes, utilities and maintenance and repairs necessitated by Buyer's occupancy of Seller's premises during the transition period. It is the intention of both Buyer and Seller that Buyer shall not incur any liability for pre existing or current environmental conditions at Seller's premises. However, Buyer shall be responsible for any act or omission of Buyer during its occupancy of Seller's premises which results in environmental liability at the premises.

          13. Conduct of Seller's Business and Pending Closing. Between the date of this Agreement to and including the time of Closing, Seller will conduct the Business only in the ordinary course. Without limitation of the foregoing, Seller will not take any action inconsistent with the following:

          (a) Neither the Assets or Seller's business shall have been materially adversely affected, as a result of any fire, casualty, act of God, or the public enemy, or any labor disputes or disturbance.

          (b) Seller shall use its best efforts to maintain its business relations with its customers, suppliers and employees.

          (c) There shall have been no amendment, waiver, termination or materially adverse changes in any of the Business
Contracts.

          (d) There shall have been made no new contracts or commitments for the Business except in the ordinary course of business and any contracts not terminable at will must have been approved in advance in writing by Buyer.

          (e) There shall exist no violation of any law or regulation materially adversely affecting any of the Assets or the Business and Seller shall comply with all such laws and regulations.

          (f) Seller shall not have incurred any additional indebtedness except such indebtedness as may arise as a result of normal and usual transactions in the ordinary course of Seller's business.

          (g) Seller shall keep and maintain all tangible Assets in good working order and repair and shall maintain insurance in the ordinary course of business.

          14. Survival of Warranties. All representations and warranties herein made shall survive for a period of one year after the Closing hereunder, and the truth and accuracy of the same shall constitute conditions of Buyer's obligations to close hereunder and to pay the purchase price herein provided for, any of which conditions, however, may be waived by Buyer in whole or in part at Buyer's option.

          15. Assignment. This Agreement may not be assigned in whole or in part without the written consent of the other party.

          16.  Closing.

          (a) At the time of execution of this Agreement, Buyer shall pay Seller one hundred thousand dollars ($100,000.00) (the "Earnest Money") of the Purchase Price described in Paragraph 4. The Earnest Money shall be deposited in the Escrow Account established by Buyer and Seller. The date of closing shall be May 1, 1997, if all conditions to closing have been satisfied, or such other date as the parties shall mutually agree after the satisfaction of all conditions (the "Closing Date"). The effective date of this transaction shall be May 1, 1997 (the "Effective Date"), or such other date as the parties shall mutually agree upon. However, the parties mutually agree that time is of the essence in Closing this transaction.

          (b) At said Closing, Buyer shall pay the purchase price in accordance with Paragraph 4 and 5, deducting the Earnest Money previously paid by Buyer to Seller at the time of execution of this Agreement. Contemporaneously therewith, Seller shall transfer title to and convey to Buyer at the offices of Seller's Counsel all of the Assets and shall execute and deliver to Buyer such bills of sale and other instruments as may be appropriate or necessary to transfer title to the Assets. The form of all instruments of transfer shall be subject to approval by counsel for Buyer.

          17.  Termination of Agreement.

          (a) This Agreement and the transactions contemplated hereby may be terminated at any time prior to the date of closing:

               (i)  By mutual consent of Buyer and Seller;

               (ii) By Buyer if there has been a material misrepresentation or breach of any of the representations, warranties or covenants of the Seller set forth herein (or in any schedule or certificate delivered pursuant hereto);

               (iii)     By Buyer  if the conditions of Buyer to
closing cannot be satisfied;

               (iv) By Seller if there has been a material misrepresentation or breach of any of the representations, warranties or covenants of Buyer set forth herein or if Seller's conditions to closing cannot be satisfied; or

               (v) By either Buyer or Seller if the Closing has not occurred on or before June 1, 1997.

          (b) In the event this Agreement shall be terminated pursuant to Paragraph 17 (a) all further obligations of Buyer and Seller under this Agreement shall terminate without further liability to either party, subject to the following:

               (i)  A termination pursuant to Section 17(a)(i) or
(ii) shall result in immediate release of the Earnest Money from Escrow and return of the Earnest Money to Buyer. Both Buyer and Seller shall instruct the Escrow Agent to release the Earnest Money to Buyer.

               (ii) A termination pursuant to Section 17(a)(iii), (excluding however a termination due to the failure to satisfy Buyer's condition Section 10(i), Section 10(j) or Section 10(m) of this Agreement) shall result in immediate release of the Earnest Money from Escrow and return of the Earnest Money to Buyer. Both Buyer and Seller shall instruct the Escrow Agent to release the Earnest Money to Buyer.

               (iii)     A termination pursuant to Section
17(a)(iv) or (v) or a termination pursuant to Section 17(a)(iii) if such termination is caused by a failure of Buyer to satisfy conditions Sections 10(i), (j) or (m), shall result in immediate release of the Earnest Money from Escrow and payment of the Earnest Money to Seller. Both Buyer and Seller shall instruct the Escrow Agent to release the Earnest Money to Seller.

          18. Indemnification of Buyer. Buyer is not assuming any of the liabilities, obligations, contracts or commitments of Seller, other than the contractual obligations to Seller's customers pursuant to the Business Contracts and then only to the extent such obligations arise after Closing and were specifically disclosed to Buyer. Specifically, Buyer is not assuming any of the liabilities, obligations, contracts or commitments of Seller with respect to any environmental conditions at, on , under or migrating from property owned or leased by Seller. Seller does hereby agree to retain responsibility for and defend, indemnify and hold harmless Buyer and its affiliates, from, against and in respect to any and all liabilities, losses, costs, damages, penalties or deficiencies (including, without limitation, reasonable attorney's fees) relating to or resulting from (i) any breach by Seller of any covenant, warranty or representation contained in this Agreement or any inaccuracy of any document delivered by Seller to Buyer pursuant to the terms of this Agreement, including without limitation, any exhibit or schedule thereto; (ii) any actions or inactions of Seller or any operations of Seller's business and the Assets prior to the Closing, including, without limitation, the liabilities of Seller for any matters relating to Seller's employees, whether or not hired by Buyer, all existing contractual liability (whether or not assumed by Buyer), all claims and demands of Seller's customers relating to periods prior to Closing, and any liabilities related to unpaid sales tax, use tax, or bulk sales tax, (iii) failure to comply with all Environmental Laws prior to Closing; (iv) any liability arising under 42 U.S.C. Section 9601 et seq. as amended or pursuant to any state, local or private remediation request, requirement or demand arising before or after the Closing Date excluding however any liability which is attributable to Buyer's acts or omissions during occupancy of Seller's premises in the transition period described in Section 12 of this Agreement; and (v) any failure of Seller or Buyer to comply with applicable bulk sales, bulk sales tax or similar laws.

          19. Indemnification of Seller. Buyer does hereby agree to retain responsibility for and defend, indemnify and hold harmless Seller from, against and in respect to any and all liabilities, losses, costs, damages, penalties or deficiencies (including, without limitation, reasonable attorney's fees) relating to or resulting from (i) any breach by Buyer of any covenant, warranty or representation contained in this Agreement or any inaccuracy of any document delivered by Buyer to Seller pursuant to the terms of this Agreement, including without limitation, any exhibit or schedule thereto; (ii) any actions or inactions of Buyer or any operations of the Business and the Assets after the Closing, including, without limitation, the liabilities of Buyer for any matters relating to Buyer's employees, and all claims and demands of Buyer's customers relating to periods after the Closing; (iii) failure to comply with all Environmental Laws after the Closing; (iv) any liability arising under 42 U.S.C. Section 9601 et seq. as amended or pursuant to any state, local or private remediation request, requirement or demand arising after the Closing Date which is attributable to Buyer's acts or omissions during occupancy of Seller's premises in the transition period described in Section 12 of this Agreement.

          20. Employees of Seller. Except as provided in paragraph 10(l) and paragraph 11(c), Buyer will accept application for employment from employees of Seller employed in its trash collection and disposal business as of the time of acquiring the Assets, and consider hiring such employees but will not be obligated to hire such employees.

          21. Notices. Any and all notices provided for in this Agreement shall be given as follows:

          To the Buyer:  American Disposal Services of Missouri,
                         Inc.
                         745 McClintock Drive, Suite 305
                         Burr Ridge, Illinois 60521
                         Attn:     Richard T. Kogler

               To the Seller: Liberty Disposal, Inc.
                              116 Shun Pike
                              Johnston, RI 02919
                              Attn:     Joseph L. Vinagro

                              John M. Harpootian, Trustee
                              One Providence Washington Place
                              Providence, RI 02903

          To Seller's Counsel:Robert D. Wieck
                              MacAdams and Wieck Incorporated
                              108 Dyer Street
                              Providence, RI 02903

          21. Brokers. Seller represents that it has not engaged or employed any brokers, finders or consultants in connection with this Agreement and the transaction herein contained, and Seller shall hold Buyer harmless against any and all claims or liabilities asserted by or due to any such person upon the basis of an engagement by Seller. Buyer represents that it has not engaged or employed any brokers, finders, or consultants in connection with this Agreement and the transaction herein contained, and Buyer shall hold Seller harmless against any and all claims or liabilities asserted by or due to any such person upon the basis of an engagement by Buyer.

          22. Expenses. The parties hereto shall pay their own expenses in connection with the transaction herein contained whether or not the same is consummated, other than those expenses of Seller resulting from Buyer's conduct of a financial audit of the Business, which expenses (estimated not to exceed $5,000.00) shall be borne by Buyer.

          23. Receipt of Funds. Buyer covenants to deliver to Seller any funds received by Buyer which apply to any accounts receivable of Seller not purchased by Buyer. Seller covenants to deliver to Buyer any funds received by Seller which apply to any accounts receivable purchased or owned by Buyer.

          24. Books and Records. Seller may retain the originals of all books and records (other than customer contracts, bills of sale and other evidence of ownership) but will provide copies of such books and records to Buyer. Subsequent to the Closing, the Seller will, until such time as Buyer requests that the originals of all books and records relating to the Assets or operation of the Business are delivered to Buyer, or for four years, whichever occurs sooner, (i) retain and, as the Buyer may from time to time request, permit the Buyer and its agents to inspect and copy at Buyer's expense, all books and records (including, without limitation, all data bases and computer generated records) of the Seller which relate to the operation of the Assets or the Business and (ii) assist in arranging discussions with (and the calling as witnesses of ) officers, directors, employees and agents of the Seller on matters which relate to the Assets or the Business. All books and records will be kept in their current location until Buyer has either received the original or a copy of such books and records, or for a period of four years, whichever occurs sooner. To the extent Buyer obtains the originals of any books and records relating to the Business, Buyer will permit Seller and its agents reasonable access to such books and records as needed for income tax, accounting and resolution of any disputes.
Seller will maintain all information pertaining to the Assets and Business in strictest confidence and will not use such information to the detriment of Buyer or disclose such information to any third parties, except as may be required by law and then only after written notice to Buyer at least 30 days in advance of such disclosure.


          25. Parties in Interest. This Agreement shall inure to the benefit of and bind the parties hereto, and their successors and assigns.


SELLER:             LIBERTY DISPOSAL, INC.

                    /s/Joseph L. Vinagro
                    Joseph L. Vinagro

                    Date:  3/24/97


                    /s/John M. Harpootian
                    JOHN M. HARPOOTIAN, Trustee,
                    THE LIBERTY DISPOSAL, INC. CHARITABLE
                    TRUST   1997

                    Date: 3/24/97


BUYER:              AMERICAN DISPOSAL SERVICES OF MISSOURI, INC.

                    By /s/Richard T. Kogler
                         Richard T. Kogler
                    Vice President and Chief Operating Officer

                    Date: 3/24/97